                                                                    EXHIBIT 99.1

(MEDICAL PROPERTIES TRUST LOGO)

                                    Contact: Charles Lambert
                                             Finance Director
                                             Medical Properties Trust
                                             (205) 397-8897
                                             clambert@medicalpropertiestrust.com

                         MEDICAL PROPERTIES TRUST, INC.
                       REPORTS THIRD QUARTER 2007 RESULTS

        ANNOUNCES $75 MILLION NEW ACQUISITION BRINGING YEAR-TO-DATE TOTAL
                           INVESTMENTS OF $316 MILLION

     BIRMINGHAM, ALA., NOVEMBER 7, 2007 - Medical Properties Trust, Inc. (NYSE:
MPW) today announced its operating and other results for the quarter and nine-months ended September 30, 2007.

HIGHLIGHTS

     - Third quarter funds from operations ("FFO") net of discontinued operations, was $0.31 per diluted share for the quarter ended September 30, 2007;

     - Income from continuing operations for the quarter was $0.25 per diluted share;

     - Completed the acquisition and leaseback of $75.0 million in hospital real estate on November 1, resulting in year-to-date investments in hospital real estate of $316.0 million;

     - The third quarter dividend of $0.27 per common share that was declared on August 16, 2007 was paid to shareholders on October 19, 2007;

     MPT's chairman, president and CEO, Edward K. Aldag, Jr., said, "2007 has been a very good year for MPT. We have exceeded our original investment goals by more than $100.0 million, and we continue to be very pleased with the operational performance of our tenants. As we close out 2007 and look forward to 2008 we intend to continue executing our strategies of identifying strong tenants; diversifying our exposure to our larger tenants; and providing strong returns to our shareholders."

     On November 1, MPT acquired the real estate assets of the Centinela Hospital medical complex in Inglewood, California for $75 million in a 15-year sale / leaseback transaction. Centinela is now operated by Prime Healthcare Systems, MPT's largest tenant and the operator of 9 acute care hospitals in southern California. Previously, MPT provided a $25.0 million mortgage loan secured by the facilities for a different operator. As a result of the prepayment of the mortgage loan, MPT earned an early payment penalty of approximately $1.5 million.


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     "We continued to diversify our tenant base with the addition of the previously announced $100.0 million acquisition and leaseback of two hospitals with Hospital Partners of America," Aldag said. "The acquisition of their two facilities early in the third quarter, plus the Centinela transaction with Prime, lowered Vibra's percent of our portfolio to 24%. We expect Prime, which currently represents 39% of our portfolio, to begin showing percentage reductions in future quarters."

     "The current conditions in the credit and larger capital markets have provided MPT with several attractive opportunities for further investments. Because we have good liquidity, we have the enviable ability to be very picky about which deals we will do in the coming months. We will use this time to strengthen our management team and to be sure we are well positioned to take advantage of situations as they present themselves.

     "To that end, we are also pleased to announce that Maurice Arbelaez has joined our acquisition team as Managing Director of Acquisitions for MPT effective November 1, 2007. Maurice has a proven track record in healthcare and we look forward to benefiting from his extensive knowledge of hospital operations and contacts in the industry.," Aldag concluded.

OPERATING RESULTS

     For the quarter ended September 30, 2007, FFO from continuing operations was $15.4 million, a 62% increase compared to the $9.5 million of FFO from continuing operations in the corresponding period in 2006. On a per diluted share basis, FFO from continuing operations was $0.31, which is an increase of 29% compared to FFO per diluted share of $0.24 for the three months ending September 30, 2006. In the third quarter, MPT executed lease amendments with its second largest tenant, Vibra Healthcare, which extended six leases and increased the amount of annual rental payments, retroactive to the beginning of 2007. As a result of the amendments, MPT's third quarter results include a one-time revenue increase of approximately $900.0 thousand, or $0.02 per diluted share. In addition, MPT recorded charges of approximately $400.0 thousand ($0.01 per share) related to the closure of a previously-sold hospital, reflected in discontinued operations.

     MPT's general and administrative expenses for the third quarter totaled approximately $3.5 million, or approximately 0.38% of total assets and 13.6% of total revenue, as compared to the full year 2006 G&A of 1.37% and 20.2%, respectively. Reported G&A includes approximately $1.1 million in non-cash share based compensation.

     The weighted average shares outstanding for the third quarter 2007 increased to 49.4 million compared to 39.9 million for the same period in 2006, a 23.8% increase due to the Company's follow-on offering that was completed in the first quarter of 2007.

     Net income for the quarter ended September 30, 2007 was $11.6 million compared to $8.7 million in the same period in 2006, which is a 33% increase. On a per


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share basis, net income was $0.24 per diluted share, compared to $0.22 per share in the same period in 2006, a 9.1% increase.

     The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2007. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained in the notes to the attached financial statements, also available on the Company's website at www.medicalpropertiestrust.com.

CONFERENCE CALL AND WEBCAST

     The Company has scheduled a conference call and webcast for Wednesday, November 7, 2007 at 11:00 a.m. Eastern Time in order to present the Company's performance and operating results for the quarter and nine-months ended September 30, 2007. The dial-in number for the conference call is 866-356-3093 (U.S.) and 617-597-5381 (International); the passcode for both numbers is 44996808. Participants may also access the call via webcast at www.medicalpropertiestrust.com. A dial-in and webcast replay of the call will be available shortly after completion of the call. Callers may dial (888) 286-8010 (U.S.) or (617) 801-6888 (International), and use passcode is 10647504 for the replay.

ABOUT MEDICAL PROPERTIES TRUST, INC.

     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals, orthopedic hospitals and cancer centers.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as "expects," "believes," "anticipates," "intends," "will," "should' and variations of such words and similar expressions are intended to identify such forward-looking statements, which include statements including, but not limited to, concerning the payment of future dividends, if any, timing and amount of future acquisitions, completion of projects under development, tenant percentage of the portfolio, acquisition of healthcare real estate, completion of additional debt arrangements, the capacity of the Company's tenants to meet the terms of their agreements, the level of acquisitions in 2007, the level of compensation and general and administrative expense, the costs associated with the operations of facilities in discontinued operations and the collection of receivables related to properties in discontinued operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those express in


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or underlying such forward-looking statements, including without limitation:
national and economic, business, real estate and other market conditions; the competitive environment in which the Company operations; the execution of the Company's business plan; financing risks; the Company's ability to attain and maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2006 and the final prospectus for its initial public offering. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

                                      # # #


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

                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                     September 30, 2007   December 31, 2006
                                                                     ------------------   -----------------
                                                                         (Unaudited)
ASSETS
   Real estate assets
      Land, buildings and improvements and intangible lease
         assets                                                         $582,365,980         $437,367,722
      Construction in progress                                               331,949           57,432,264
      Mortgage loans                                                     210,000,000          105,000,000
      Real estate held for sale                                                   --           63,324,381
                                                                        ------------         ------------
         Gross investment in real estate assets                          792,697,929          663,124,367
      Accumulated depreciation and amortization                          (18,696,023)         (12,056,422)
                                                                        ------------         ------------
         Net investment in real estate assets                            774,001,906          651,067,945
   Cash and cash equivalents                                               7,720,381            4,102,873
   Interest and rent receivable                                            9,573,818           11,893,513
   Straight-line rent receivable                                          21,243,485           12,686,976
   Loans                                                                  76,020,911           45,172,830
   Other assets of discontinued operations                                 4,519,835            6,890,919
   Other assets                                                           19,438,081           12,941,689
                                                                        ------------         ------------
TOTAL ASSETS                                                            $912,518,417         $744,756,745
                                                                        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities
      Debt                                                              $380,387,437         $304,961,898
      Debt - real estate held for sale                                            --           43,165,650
      Accounts payable and accrued expenses                               22,052,866           30,386,858
      Deferred revenue                                                    20,038,859           14,615,609
      Obligations to tenants                                              15,065,406            6,853,759
                                                                        ------------         ------------
         Total liabilities                                               437,544,568          399,983,774
   Minority interests                                                         76,394            1,051,835

   Stockholders' equity
      Preferred stock, $0.001 par value. Authorized 10,000,000
         shares; no shares outstanding                                            --                   --
      Common stock, $0.001 par value. Authorized 100,000,000
         shares; issued and outstanding  - 49,046,116 shares at
         September 30, 2007, and 39,345,105 shares at December
         31, 2006                                                             49,046               39,586
      Additional paid in capital                                         495,394,811          356,678,018
      Distributions in excess of net income                              (20,546,402)         (12,996,468)
                                                                        ------------         ------------
         Total stockholders' equity                                      474,897,455          343,721,136
                                                                        ------------         ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $912,518,417         $744,756,745
                                                                        ============         ============

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                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                                                            For the Three Months Ended              For the Nine Months Ended
                                                     --------------------------------------  --------------------------------------
                                                     September 30, 2007  September 30, 2006  September 30, 2007  September 30, 2006
                                                     ------------------  ------------------  ------------------  ------------------
                                                          (Unaudited)        (Unaudited)         (Unaudited)         (Unaudited)
REVENUES
   Rent billed                                           $14,342,685        $ 7,614,441         $ 37,646,181        $22,536,668
   Straight-line rent                                      4,517,344          1,690,251            8,506,996          3,686,862
   Interest income from loans                              6,818,579          3,610,983           22,175,070          8,359,631
                                                         -----------        -----------         ------------        -----------
      Total revenues                                      25,678,608         12,915,675           68,328,247         34,583,161
EXPENSES
   Real estate depreciation and amortization               3,288,419          1,640,256            8,619,358          4,509,609
   General and administrative                              3,463,786          2,500,740           11,122,938          7,855,357
                                                         -----------        -----------         ------------        -----------
      Total operating expenses                             6,752,205          4,140,996           19,742,296         12,364,966
                                                         -----------        -----------         ------------        -----------
         Operating income                                 18,926,403          8,774,679           48,585,951         22,218,195
OTHER INCOME (EXPENSE)
   Interest income                                           135,145            198,442              412,865            436,989
   Interest expense                                       (6,999,768)        (1,155,623)         (17,394,641)          (820,105)
                                                         -----------        -----------         ------------        -----------
      Net other income                                    (6,864,623)          (957,181)         (16,981,776)          (383,116)
                                                         -----------        -----------         ------------        -----------
INCOME FROM CONTINUING OPERATIONS                         12,061,780          7,817,498           31,604,175         21,835,079
Income (loss) from discontinued operations                  (415,134)           856,049            1,758,004          2,731,150
                                                         -----------        -----------         ------------        -----------
         NET INCOME                                      $11,646,646        $ 8,673,547         $ 33,362,179        $24,566,229
                                                         ===========        ===========         ============        ===========

   PER SHARE AMOUNTS - BASIC AND DILUTED:
      INCOME FROM CONTINUING OPERATIONS                  $      0.25        $      0.20         $       0.67        $      0.55
      INCOME (LOSS) FROM DISCONTINUED OPERATIONS               (0.01)              0.02                 0.04               0.07
                                                         -----------        -----------         ------------        -----------
      NET INCOME                                         $      0.24        $      0.22         $       0.71        $      0.62
                                                         ===========        ===========         ============        ===========

      WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC         49,071,806         39,529,687           47,000,508         39,453,413
      WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED       49,371,555         39,857,355           47,211,611         39,759,907

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                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                                   (Unaudited)

                                                        For the Three       For the Three       For the Nine        For the Nine
                                                        Months Ended        Months Ended        Months Ended        Months Ended
                                                     September 30, 2007  September 30, 2006  September 30, 2007  September 30, 2006
                                                     ------------------  ------------------  ------------------  ------------------
FFO INFORMATION
   Net income                                            $11,646,646         $ 8,673,547         $33,362,179         $24,566,229
   Gain on sale                                                   --                  --          (4,061,626)                 --
   Depreciation and amortization                           3,288,419           1,640,256           8,619,358           4,509,609
                                                         -----------         -----------         -----------         -----------
   Funds from operations                                  14,935,065          10,313,803          37,919,911          29,075,838
   (Income) loss from discontinued operations                415,134             856,049)          2,303,622          (2,731,150)
                                                         -----------         -----------         -----------         -----------
   Funds from continuing operations                      $15,350,199         $ 9,457,754         $40,223,533         $26,344,688
                                                         ===========         ===========         ===========         ===========

PER DILUTED SHARE DATA:
   Net income per share, basic and diluted               $      0.24         $      0.22         $      0.71         $      0.62
   Gain on sale                                                                       --               (0.09)                 --
   Depreciation and amortization                                0.06                0.04                0.18                0.11
                                                         -----------         -----------         -----------         -----------
   Funds from operations                                        0.30                0.26                0.80                0.73
   Income (loss) from discontinued operations                   0.01               (0.02)               0.05               (0.07)
                                                         -----------         -----------         -----------         -----------
   Funds from continuing operations                      $      0.31         $      0.24         $      0.85         $      0.66
                                                         ===========         ===========         ===========         ===========

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.